Exhibit 32.1

SECTION 1350 CERTIFICATIONS

Each of the undersigned officers of Chee Corp. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)     The Quarterly Report on Form 10-Q of the Company for the quarterly period ended April 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 21, 2021	By:	/s/ Aaron Klusman
Aaron Klusman Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

Date: June 21, 2021	By:	/s/ Rick Gean
Rick Gean
Chief Financial Officer, Secretary, and Treasurer (Principal Financial Officer and Principal Accounting Officer)